EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8, No. 33-46656) pertaining to the 1984 Stock Option Plan of Vicor Corporation,

(2) Registration Statement (Form S-8, No. 33-65154) pertaining to the 1993 Stock Option Plan of Vicor Corporation,

(3) Registration Statement (Form S-8, No. 333-61177) pertaining to the 1998 Stock Option and Incentive Plan of Vicor Corporation,

(4) Registration Statement (Form S-8, No. 333-44790) pertaining to the 2000 Stock Option and Incentive Plan of Vicor Corporation, and

(5) Registration Statement (Form S-8, No. 333-99423) pertaining to the Amended and Restated 2000 Stock Option and Incentive Plan of Vicor Corporation;

of our report dated March 14, 2008 (except for Note 18, as to which the date is March 10, 2010), with respect to the consolidated financial statements and schedule of Vicor Corporation for the year ended December 31, 2007 included in this Annual Report (Form 10-K) of Vicor Corporation for the year ended December 31, 2009.

/s/  Ernst & Young LLP

Boston, Massachusetts
March 10, 2010